                        [USFREIGHTWAYS CORPORATION LOGO]

                           USFREIGHTWAYS CORPORATION
                          9700 HIGGINS ROAD, SUITE 570
                            ROSEMONT, ILLINOIS 60018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 2, 1997

To the Stockholders of USFreightways Corporation:

     The Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), will be held in the Streeter Room at The Westin Hotel O'Hare located at 6100 River Road, Rosemont, Illinois 60018, on May 2, 1997 at 10:00 A.M. for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect two directors to serve a term of 3 years or until their respective successors are elected and qualified;

          2. To approve amendments to the Stock Option Plan for Non-Employee Directors;

          3. To approve the USFreightways Corporation Long-Term Incentive Plan; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 11, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement.

     The Company's Annual Report to Stockholders is being mailed concurrently with this Notice and Proxy Statement to all stockholders of record. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, as filed with the Securities and Exchange Commission, may be obtained by any stockholder upon written request to the Secretary of the Company at the address set forth above.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                           By order of the Board of Directors

                                           RICHARD C. PAGANO
                                           Secretary

Rosemont, Illinois
March 24, 1997

                             ---------------------

                                   THIS PAGE
                                 INTENTIONALLY
                                   LEFT BLANK
                             ---------------------

                           USFREIGHTWAYS CORPORATION
                          9700 HIGGINS ROAD, SUITE 570
                            ROSEMONT, ILLINOIS 60018

                                PROXY STATEMENT

                           -------------------------

                        Approximate date proxy material
                          first sent to stockholders:
                                 March 24, 1997

                           -------------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), to be held on May 2, 1997, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone, telegraph or facsimile transmission by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding proxy solicitation material to their principals.

AUTHORITY CONFERRED BY PROXIES

     Each proxy duly executed and returned by stockholders and received by the Company before the Meeting will be voted (1) FOR the election of each of the two nominee directors specified herein, (2) FOR approval of amendments to the Stock Option Plan for Non-Employee Directors and (3) FOR approval of the USFreightways Corporation Long-Term Incentive Plan, unless a contrary choice is specified in the proxy. Where a contrary specification is indicated as provided in the proxy, the shares represented by the proxy will be voted in accordance with the specification made. As to other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and each of them is a director or an officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities currently issued and outstanding consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"). The Company has outstanding 25,757,912 shares of Common Stock as of the close of business on March 11, 1997 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the

Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either by personal attendance or by proxy, will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1996, with respect to the beneficial ownership of the Company's outstanding Common Stock by each stockholder known to the best of the Company's knowledge and belief to be the beneficial owner of more than 5% of its Common Stock, each director, nominee and named executive officer and all the directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to shares beneficially owned by them.

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL         PERCENT OF
                    OF BENEFICIAL OWNER                       OWNERSHIP(1)          CLASS
                    -------------------                       ------------        ----------
Fidelity Management & Research Company
  82 Devonshire Street
  Boston, MA 02109..........................................    3,212,300            14.3
Neuberger & Berman
  605 Third Avenue
  New York, NY 10158........................................    1,993,400             9.1
The Capital Group Companies, Inc.
  333 South Hope Street
  Los Angeles, CA 90071.....................................    1,545,000             6.9
Vinik Partners, L. P., Vinik Overseas Fund, Ltd., and
  a discretionary account managed by Vinik Asset Management,
  L. P
  260 Franklin Street
  Boston, MA 02110..........................................    1,334,600             5.9
J. Campbell Carruth.........................................      127,454(2,3,4)        *
Robert V. Delaney...........................................        7,300               *
Morley Koffman..............................................       18,050               *
Robert P. Neuschel..........................................       11,300(5)            *
John W. Puth................................................        8,300               *
Neil A. Springer............................................        9,300               *
William N. Weaver, Jr.......................................        4,000               *
Christopher L. Ellis........................................       58,083(2,3,4,5)      *
All directors and executive officers as a group (8
  persons)..................................................      243,787             1.1

------------

* Less than 1%.

(1) Includes options to acquire the following shares which could be exercisable within 60 days of December 31, 1996 as follows: Mr. Carruth, 100,000 shares; Mr. Delaney, 6,800 shares; Mr. Koffman, 6,800 shares; Mr. Puth, 6,800 shares; Mr. Neuschel, 6,800 shares; Mr. Springer, 6,800 shares; Mr. Weaver, 2,000 and Mr. Ellis, 49,500 shares.

(2) Includes shares held by the trustee of the USF Employees' 401K Retirement Plan for the benefit of each individual as follows: Mr. Carruth, 490 shares and Mr. Ellis, 589 shares.

(3) Includes shares held by the agent of the USF Employees' Stock Purchase Plan as follows: Mr. Carruth, 4,731 shares and Mr. Ellis, 3,043 shares.

(4) Includes 500 restricted shares for Mr. Ellis.

(5) Includes 150 and 500 shares owned by the spouses of Mr. Ellis and Mr. Neuschel, respectively.

                             ELECTION OF DIRECTORS

     The Company has adopted By-Laws that provide that the Board of Directors shall consist of not less than three and not more than twenty-one directors, with the exact number to be determined from time to time by the Board of Directors, and that the Board of Directors shall be divided into three classes, equal in number to the extent possible, and, if not all classes can be equal in number, that the Board of Directors shall decide which class is to have the unequal number.

     The Board of Directors has set the current number of directors at seven, divided, as required by the By-Laws, into three classes with each class serving a three year term.

     Unless authority to do so is withheld as provided in the proxy, the proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of Messrs. Robert V. Delaney and Robert P. Neuschel to serve a three year term, both of whom have been nominated by the Board of Directors to fill the position of those directors whose term expires as of the fifth annual meeting of the Company. If for any reason one or both of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

NOMINEES AND OTHER MEMBERS OF THE BOARD

     The Board of Directors has nominated for election the following two individuals to serve a three year term:

     ROBERT V. DELANEY, age 61, has been a director of the Company since December of 1991. Mr. Delaney has been an Executive Vice President of Cass Information Systems since January of 1990.

     ROBERT P. NEUSCHEL, age 78, has been a director of the Company since December of 1991. Since 1978, Professor Neuschel has been Professor of Management at the J. L. Kellogg Graduate School of Management, where he is currently Professor of Corporate Governance and was Associate Dean from 1992 until 1996 for Advisory Board Relations. From 1978 to December of 1991, he was Managing Director of the Transportation Center at Northwestern University.

     The Company's other directors, each of whom the Company expects to continue to serve as a director following the Meeting, are as follows:

Class of 1998

     J. CAMPBELL CARRUTH, age 66, was appointed as the Company's Chief Executive Officer and President in June of 1991 and has been a director of the Company since December of 1991. Mr. Carruth was Chief Executive Officer and President of TNT Transport Group Inc., a subsidiary of TNT Limited, the Company's former parent corporation, from 1985 to 1992.

     NEIL A. SPRINGER, age 58, has been a director of the Company since December of 1991. He has been Managing Director of Springer Souder & Associates since June 1994. He was Senior Vice President of Slayton International Inc. from September 1992 to May 1994. He was President-Central Region of Alexander Proudfoot Company from August 1991 to August 1992. Mr. Springer is a director of Idex Corporation and Dorsey Trailers, Inc.

     WILLIAM N. WEAVER, JR., age 62, has been the Company's Assistant Secretary since March 1992. Mr. Weaver is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation, which is outside counsel to the Company. Mr. Weaver has practiced law in the State of Illinois since 1964 and serves as a director of System Software Associates, Inc. as well as several privately-held corporations. He holds an A. B. degree from Oberlin College and a
J. D. from John Marshall Law School.

Class of 1999

     MORLEY KOFFMAN, age 67, has been a director of the Company since December of 1991. He was elected Chairman of the Board in January of 1992. Mr. Koffman was a member of the law firm of Freeman & Company of Vancouver, British Columbia until March 31, 1993. Effective April 1, 1993, he became a member of Koffman Birnie & Kalef. Mr. Koffman is a director of Ainsworth Lumber Co. Ltd., Nevis Ltd. and Westar Group Ltd.

     JOHN W. PUTH, age 68, has been a director of the Company since January of 1992. Mr. Puth has been President of J. W. Puth Associates since December of 1987, and Chairman of VJ Growers since 1996. Mr. Puth is a director of A. M. Castle & Co., Allied Products Co., Brockway Standard Holdings Corporation, L. B. Foster Inc., Lindberg Corporation, System Software Associates, Inc. and several private manufacturing companies.

COMMITTEES AND ATTENDANCE

     The Board of Directors met five times during fiscal year 1996. The Audit Committee, currently consisting of directors Neil A. Springer (Chairman), Morley Koffman, Robert V. Delaney, and Robert P. Neuschel met once during fiscal 1996. The Audit Committee oversees the activities of the Company's independent auditors. The Compensation Committee, currently consisting of directors John W. Puth (Chairman), Morley Koffman, William N. Weaver, Jr. and Robert P. Neuschel met once during fiscal 1996. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees and also administers the Company's employee stock option plan.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid for his services as a director $20,000 per annum, plus $1,000 for each meeting of the Board of Directors he attends. The chairman of the Audit Committee and the chairman of the Compensation Committee receive an additional annual payment of $3,500 and $2,500, respectively. Members of the Audit Committee (other than Mr. Koffman) are paid $1,000 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board of Directors. Members of the Compensation Committee (other than Mr. Koffman) are paid $750 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board of Directors. Members of the committees who attend committee meetings that are held on the same day as meetings of the Board of Directors receive a $250 payment for each such meeting they attend. Directors who are employees of the Company are not separately compensated for their services as a director. For his services as Chairman of the Board of Directors, Mr. Koffman was paid (in addition to the $20,000 annual payment set forth above) $30,000 in 1996.

                            MANAGEMENT COMPENSATION

     The following table discloses the compensation awarded by the Company for services rendered during the Company's last three fiscal years to the chief executive officer and to the other named executive officer as of the end of 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                   ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                -------------------------   -----------------------
                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING
          NAME AND PRINCIPAL                                                  STOCK       OPTIONS        ALL OTHER
               POSITION                  YEAR   SALARY ($)   BONUS ($)(1)   AWARDS($)       (#)       COMPENSATION ($)
          ------------------             ----   ----------   ------------   ----------   ----------   ----------------
J. Campbell Carruth....................  1996    600,000        300,000            0      100,000           5,250(3)
  President and Chief                    1995    600,000              0            0            0           5,250(3)
  Executive Officer                      1994    575,000        200,000            0            0           5,310(3)
Christopher L. Ellis...................  1996    260,000         62,400       48,000(2)    12,500          39,953(4)
  Senior Vice President,                 1995    260,000         62,400            0            0          39,710(4)
  Finance and Chief                      1994    250,000         97,000       22,500(2)         0          39,968(4)
  Financial Officer

---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) The shares represented by the restricted stock award are subject to a forfeiture restriction if Mr. Ellis terminates employment with the Company. This restriction lapses with respect to 25% of the shares on each of the first four anniversary dates of the award. Dividends are paid on all restricted shares to the same extent as any other shares of the Company's common stock. The number of restricted shares for Mr. Ellis held at the end of fiscal year 1996 was 500 and the value of such shares at the end of the last fiscal year was $13,500. Mr. Ellis also received a restricted stock award on February 6, 1997 for 1996 performance.

(3) Consists in all three years of an employer contribution to Mr. Carruth's 401(k) plan maintained by the Company.

(4) Consists in all three years of an employer contribution to Mr. Ellis' 401(k) plan maintained by the Company and the Company's payment of $34,720 each year in split-dollar life insurance premiums on Mr. Ellis' behalf.

EMPLOYMENT CONTRACTS

     The Company has entered into an employment agreement with Mr. Ellis. Under the agreement, in the event that Mr. Ellis' employment is terminated by the Company for any reason other than death, disability, retirement or cause, Mr. Ellis is entitled to either two years notice or, if the Company wishes to terminate his employment without such notice, to be paid his then prevailing salary for a two year period following the termination of his employment.

                         OPTION GRANTS FOR FISCAL 1996

     The following table provides further information on individual stock option grants made for fiscal 1996 to the named executive officers.

                                                     INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                     -------------------------------------------------     VALUE AT ASSUMED
                                     NUMBER OF                                               ANNUAL RATES
                                       SHARES      % OF TOTAL                               OF STOCK PRICE
                                     UNDERLYING     OPTIONS                                  APPRECIATION
                                      OPTIONS      GRANTED TO    EXERCISE                 FOR OPTION TERM(1)
                                      GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   ---------------------
               NAME                     (#)       FISCAL 1996    ($/SH.)       DATE       5% ($)     10% ($)
               ----                  ----------   ------------   --------   ----------   --------   ----------
J. Campbell Carruth................    50,000(2)      13.2            18.25   1/28/06     573,871    1,454,290
                                       50,000(3)      13.2            24.00    2/5/07     754,680    1,912,490
Christopher L. Ellis...............    12,500(3)       3.3            19.625  7/17/06     154,277      390,965

---------------

(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend, among other things, on future performance of the Common Stock, the amount reflected in this table may not necessarily be achieved.

(2) Options are at the market price on the grant date and vest 50% per year over 2 years.

(3) Options are at the market price on the grant date and vest 20% per year over 5 years.

 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND DECEMBER 28, 1996 OPTION VALUES

     The following table provides information on the value of the named executive officers' unexercised stock options as of December 28, 1996.

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                    SHARES                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   ACQUIRED                      OPTIONS AT                    OPTIONS AT
                                      ON       VALUE        DECEMBER 28, 1996 (#)      DECEMBER 28, 1996 ($)(2, 3)
                                   EXERCISE   REALIZED   ---------------------------   ---------------------------
              NAME                   (#)       ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 --------   --------   -----------   -------------   -----------   -------------
J. Campbell Carruth..............     0          0         75,000         50,000         900,000        437,500
Christopher L. Ellis.............     0          0         39,000         26,000         528,000        269,188

---------------

(1) None of the named executive officers of the Company exercised any of their options during the fiscal year of 1996.

(2) Assumes a stock price of $27 per share, the closing price of the common stock reported on NASDAQ on December 27, 1996.

(3) This table excludes stock options granted to Mr. Carruth on February 6, 1997 which were out-of-the money on December 28, 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company monitors salaries paid to comparably situated senior management at its competitors and sets salaries for its executive officers accordingly. These competitors include the nine publicly traded less-than-truckload (LTL) trucking companies included in the "Peer Group" used for the stock performance graph below (see page 8) as well as others. Base salaries are set to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Based on available information, the Company believes that total executive compensation is near or slightly above the median of these competitors' total compensation.

Compensation of Executive Officers Generally

     In general, the Company sets initial base salaries for its executive officers in light of this competitive analysis to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Subsequent raises in base salary are determined in light of experience, individual job performance and the Company's overall performance.

     Senior managers, including the executive officers, also are eligible for an annual bonus. Executive officers of the Company, other than Mr. Carruth, are eligible for a bonus depending on the Company's profit margins as well as to the extent to which they achieve individualized goals tied to their specific areas of responsibility. The bonus is capped at 50% of base salary. The Company operates through a number of distinct operating subsidiaries, each of which serves a specific region of the United States. The bonus plan for the chief executive officer of each subsidiary is set at a percentage of the subsidiary's pre-tax profit (subject to adjustment for certain items unrelated to on-going operations) and is capped at 100% of base salary.

     To encourage management to maximize stockholder value over the long term, the Company grants to selected senior managers an equity interest in the Company in the form of restricted stock awards or stock options granted pursuant to its stock option plan. The options are granted with an exercise price equal to the market price at the time of grant, and become exercisable generally in stages over a five year period. The restricted stock awards vest as to 25% of the shares on each anniversary date of the award. Both the stock options and restricted stock awards provide senior managers with an incentive to remain with the Company over a substantial period of time and closely ally the long term interests of management with those of the stockholders.

Compensation of the Chief Executive Officer

     Mr. Carruth's salary for 1996 included in the Summary Compensation Table was set by the Compensation Committee and memorialized in a summary memo. The Compensation Committee recommended that Mr. Carruth, as Chief Executive Officer, be awarded a bonus of $300,000 for 1996. The Committee's principal reason for doing so was financial performance in 1996 which was strong compared to the Company's peer group despite severe industry competitive pricing and a slow economy for the first half of 1996.

     The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in enhancing shareholder value. In determining the size of Mr. Carruth's stock option grant in 1996, the Committee considered Mr. Carruth's base compensation and lack of bonus for fiscal year 1995, the fact that Mr. Carruth had not been granted stock options since 1993, and the stock and option holdings of chief executive officers of the Company's competitors. In determining the size of Mr. Carruth's stock option grant in 1997, the Committee considered the Company's financial performance in 1996 which was strong compared to the Company's peer group despite severe industry competitive pricing and a slow economy for the first half of 1996 and Mr. Carruth's outstanding leadership. It is the Committee's view that Mr. Carruth's total 1996 compensation package was based on an appropriate balance of
(1) the Company's performance in 1996, (2) his own performance level and (3) increases in the market value of the Company's common stock in 1996.

     Changes made to the Internal Revenue Code in 1993 limit the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the Summary Compensation Table. This limitation was effective beginning in 1994. Based on its review of the facts and circumstances, the Committee believes that the limitation will have no effect on the Company in

1997. Although the Committee will periodically review the advisability of making changes in compensation plans to reflect government mandated policies, it will not do so unless it feels that such changes are in the best interests of the Company or its stockholders.

                                           COMPENSATION COMMITTEE

                                           John W. Puth, Chairman
                                           Morley Koffman
                                           Robert P. Neuschel
                                           William N. Weaver, Jr.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURNS

     The following graph compares the cumulative total stockholder return on the Company's Common Stock since February 12, 1992, the day on which the Company's Common Stock was first publicly traded, with the cumulative total return of The NASDAQ Stock Market and an index prepared for the Company of the stock price performance on a cumulative total return basis of 9 less-than-truckload general commodities motor carriers whose stock is currently publicly traded (the "Peer Group Index"). The graph assumes that $100 was invested on February 12, 1992 in the Company's common stock, the stock of the companies comprising The NASDAQ Stock Market and the Peer Group companies (allocated among the Peer Group companies pro rata according to their relative market capitalizations). Note:
The Company's stock price performance shown below is not necessarily indicative of future price performance.

  COMPARISON FOR THE PERIOD FEBRUARY 12, 1992 THROUGH DECEMBER 31, 1996 OF THE
    CUMULATIVE TOTAL RETURNS OF USFREIGHTWAYS CORPORATION COMMON STOCK, THE
                NASDAQ STOCK MARKET, AND THE "PEER GROUP" INDEX.

         MEASUREMENT PERIOD             USFREIGHTWAYS      NASDAQ INDEX       PEER GROUP
        (FISCAL YEAR COVERED)                                                   INDEX
02/13/92                                        100.000           100.000           100.000
02/28/92                                        100.000            99.122           101.473
03/31/92                                         93.750            94.444           100.111
04/30/92                                         92.500            90.394           105.367
05/29/92                                         87.500            91.568           102.617
06/30/92                                         76.939            87.988            89.363
07/31/92                                         95.858            91.105            87.008
08/31/92                                         86.398            88.320            85.316
09/30/92                                         83.941            91.603            88.859
10/30/92                                         97.931            95.211            96.835
11/30/92                                        104.290           102.786           103.127
12/31/92                                        107.591           106.570           101.287
01/29/93                                        116.557           109.604           104.568
02/26/93                                        102.468           105.515           103.361
03/31/93                                        128.212           108.569            96.062
04/30/93                                        126.279           103.935            91.171
05/28/93                                        136.587           110.144            85.882
06/30/93                                        145.088           110.653            88.840
07/30/93                                        146.384           110.783            93.661
08/31/93                                        173.588           116.510            93.856
09/30/93                                        181.215           119.979            95.747
10/29/93                                        175.370           122.676           102.005
11/30/93                                        190.958           119.017           106.055
12/31/93                                        211.221           122.335           106.146
01/31/94                                        193.620           126.049           115.945
02/28/94                                        224.912           124.870           117.789
03/31/94                                        191.339           117.189           112.157
04/29/94                                        184.471           115.669           112.437
05/31/94                                        168.771           115.951           111.478
06/30/94                                        181.286           111.711           104.073
07/29/94                                        195.080           114.002           102.845
08/31/94                                        191.139           121.270           109.671
09/30/94                                        203.783           120.960           102.170
10/31/94                                        201.805           123.337           102.752
11/30/94                                        196.859           119.246            92.389
12/30/94                                        203.591           119.581           102.127
01/31/95                                        212.529           120.251            94.809
02/28/95                                        218.488           126.610           102.135
03/31/95                                        189.513           130.362            94.285
04/28/95                                        187.518           134.466            95.331
05/31/95                                        181.534           137.933            90.816
06/30/95                                        159.310           149.111            88.904
07/31/95                                        176.344           160.072            93.636
08/31/95                                        166.324           163.316            96.306
09/29/95                                        152.076           167.071            88.693
10/31/95                                        145.027           166.114            80.473
11/30/95                                        159.126           170.014            88.014
12/29/95                                        162.886           169.109            84.656
01/31/96                                        149.734           169.945            74.633
02/29/96                                        167.945           176.422            81.614
03/29/96                                        184.871           177.009            85.437
04/30/96                                        183.855           191.691            85.412
05/31/96                                        176.745           200.492            80.656
06/28/96                                        159.205           191.457            73.227
07/31/96                                        144.407           174.406            59.536
08/30/96                                        169.411           184.178            63.864
09/30/96                                        168.084           198.275            62.470
10/31/96                                        179.357           196.102            63.311
11/29/96                                        212.667           208.255            67.276
12/31/96                                        225.785           208.018            70.150

------------
(1) The "Peer Group" Index consists of the following nine publicly traded companies, whose primary business is as a less-than-truckload general commodities motor carrier: Arkansas Best Corporation; American Freightways Corporation; Arnold Industries Inc.; Caliber System, Inc.; Consolidated Freightways Corporation; CNF Transportation, Inc.; Old Dominion Freight Line, Inc.; Roadway Express, Inc.; and Yellow Corporation.

       PROPOSAL TO AMEND THE STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

PROPOSAL

     The Board of Directors has adopted, subject to stockholder approval, amendments to the Stock Option Plan for Non-Employee Directors (the "Director Plan") which are attached hereto as Appendix A.

DESCRIPTION OF THE DIRECTOR PLAN

     The Director Plan provides for the granting of options to purchase shares of the Company's common stock, $0.01 par value ("Common Stock"), to each person who is a non-employee director of the Company (an "Eligible Director").

     The Director Plan is administered by a committee appointed by the Board of Directors (the "Committee"). The Committee has the power to interpret the provisions of the Director Plan or of any option or option agreement, and to determine all questions arising under the Director Plan or any option or option agreement.

     Originally, a maximum of 250,000 shares of Common Stock was available for delivery upon the exercise of options granted or to be granted pursuant to the Director Plan. Shares to be delivered at the time a stock option is exercised shall be made available from authorized and unissued shares of Common Stock or treasury shares held by the Company. The maximum number of shares is subject to adjustment in the event of stock splits or dividends, recapitalization and other similar changes affecting the Company's Common Stock. If any outstanding options granted under the Director Plan terminate or expire unexercised, the shares of Common Stock allocable to such unexercised options will not be charged against the maximum limit of shares available under the Director Plan and such shares will become available for future grants of options under the Director Plan.

     Each Eligible Director has been automatically granted an option under the Director Plan to purchase 10,000 shares of Common Stock. On the fifth and tenth anniversaries of such initial grant, each Eligible Director shall automatically be granted options under the Director Plan to acquire an additional 10,000 shares, provided the participant is an Eligible Director at each such anniversary. Each option shall vest in equal annual installments over five years.

     In the event the Company pays a stock dividend or makes a distribution of shares, or splits up, combines, reclassifies or substitutes other securities for its outstanding shares of Common Stock, proportionate adjustments shall be made in the number of shares of Common Stock subject to options outstanding under the Director Plan.

     Each option granted under the Director Plan is evidenced by an option agreement executed on behalf of the Company and by the Eligible Director to whom such option is granted. The exercise price per share of each option granted under the Director Plan will be equal to the "fair market value" (as defined in the Director Plan) of a share of Common Stock on the date such option is granted.

     If a participant in the Director Plan ceases to be a director of the Company because of death or disability, or in the event of an offer for the Company's shares, the adoption of a plan of merger or consolidation under which all of the shares of the Company would be eliminated, or a sale of substantially all of the Company's assets, the participant (or his beneficiary) will be entitled to exercise immediately all or any portion of the shares, regardless of the number of years elapsed since the date of grant.

     If an Eligible Director ceases to be a director of the Company, he or his beneficiary may exercise his vested options until the first to occur of (i) one
(1) year after he ceases to be a director or (ii) the date on which the option expires according to its terms.

     No option granted under the Director Plan will be assignable or transferable except by will or by the laws of descent and distribution.

     No options may be granted under the Director Plan on or after October 29, 2008, the fifteenth anniversary of the effective date of the Director Plan, at which date the Director Plan will terminate. The

Director Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination shall not affect any options granted prior to the effective date of the termination. No options granted under the Director Plan will be exercisable after the expiration of ten
(10) years from the date of their grant.

     The Board of Directors may amend the Director Plan without stockholder approval; provided, however, any amendment to the Director Plan that requires the approval of the stockholders of the Company in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time, shall be subject to approval of the stockholders. In addition, the provisions of the Director Plan may not be amended more frequently than once every six months, unless otherwise required by law and permitted by Rule 16b-3.

     The table below reports the number of shares of Common Stock which may be purchased upon exercise of options granted under the amendments to the Director Plan.

                               NEW PLAN BENEFITS
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                                                  NUMBER OF
                                                              SHARES UNDERLYING
                     NAME AND POSITION                         OPTIONS GRANTED
                     -----------------                        -----------------
Executive Group.............................................             0
Non-Executive Director Group................................       150,000
Non-Executive Officer Employee Group........................             0

FEDERAL INCOME TAX

     The following provides a general summary of the federal income tax consequences of the Director Plan. Although the Company believes the following statements are correct based on existing provisions of the Code and the legislative history, and administrative and judicial interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements.

     The options granted under the Director Plan are non-qualified stock options ("Non-Qualified Options"), i.e., they do not qualify as incentive stock options for tax purposes. The Company understands that, under existing federal income tax law, (i) no income will be recognized to the participant at the time of grant, and (ii) upon exercise of an option, the participant generally must recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the option exercise price. The Company will be entitled to a tax deduction in the same amount and at the same time provided the Company includes and reports such amounts on a timely filed Form 1099-MISC (or similar IRS form filing). Generally, upon a disposition of shares acquired upon exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares at the time of exercise of the Non-Qualified Option will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.

PROPOSED AMENDMENTS

     The Company proposes to increase the maximum number of shares of Common Stock available under the Director Plan to 500,000 shares. Also, the Company proposes to allow, in addition to the automatic grants, for discretionary grants to be made under the Director Plan. The discretionary grants may vest at such time or times as the Board of Directors may determine. Last, the Company proposes to accelerate the vesting schedule of all granted options, if a director voluntarily leaves the Board of Directors at the age of 65 or older and has served on the Board of Directors more than five years, or dies or becomes disabled within the meaning of the Plan. Under any of those circumstances, the option would become exercisable in its entirety within the originally prescribed term of the option. If a director voluntarily leaves the Board of Directors at the age of 72 or older and has served on the Board of Directors less than five years, the option, to the extent not otherwise exercisable, would become exercisable on a pro-rata basis depending on the number of years the director has served on the Board of Directors.

VOTE REQUIRED

     Approval of the amendments to the Director Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

               PROPOSAL TO APPROVE THE USFREIGHTWAYS CORPORATION
                            LONG-TERM INCENTIVE PLAN

PROPOSAL

     The Board of Directors has adopted, subject to stockholder approval, the USFreightways Corporation Long-Term Incentive Plan (the "Incentive Plan") attached hereto as Appendix B.

BACKGROUND AND PURPOSE

     The Board of Directors of the Company adopted the Incentive Plan on January 24, 1997. The purpose of the Incentive Plan is to assist the Company in attracting and retaining key employees, and to give such employees a greater proprietary interest in, and closer identity with, the Company and its financial success. The Incentive Plan authorizes the Company to make grants ("Awards") of Incentive Stock Options (within the meaning of Section 422 of the Code), Non-Qualified (or non-statutory) Stock Options (the Incentive and Non-Qualified Stock Options issued under the Incentive Plan are referred to collectively as "Options"), Restricted Stock, Stock Appreciation Rights ("SARs"), Performance Awards, or Cash Awards. The Board adopted the Incentive Plan in order to authorize Awards in the form of equity, equity-based or cash incentives, and also to respond to the substantial depletion of the shares originally reserved for issuance under the Company's existing stock option plan.

ADMINISTRATION OF THE INCENTIVE PLAN

     The Incentive Plan will be administered by a committee of the Board of Directors consisting of two or more non-employee Board members (the "Committee"). The Committee has complete discretion to determine which employees will be recipients of Awards under the Incentive Plan (the "Participants") and to establish the terms, conditions and limitations of each Award (subject to the terms of the Incentive Plan and the applicable provisions of the Code), including the type and amount of the Award, the number of shares of Common Stock to be subject to Options or Restricted Stock, or the amount of cash to be included in the Award, the exercise price of any Options and the date or dates upon which the Options become exercisable or upon which any restrictions applicable to any Common Stock included in the Award lapse. The Committee also has full power to construe and interpret the Plan and the Awards granted under the Plan, and to establish rules and regulations necessary or advisable for its administration. The determination of the Committee with respect to any matter under the Plan to be acted upon by the Committee is final and binding. The members of the Committee may not receive any Award under the Incentive Plan or any similar plan while serving on the Committee, unless the Board of Directors determines that such an Award may be made in accordance with the then current Rule 16b-3 requirements under the Securities Exchange Act of 1934, as amended.

     The Board may amend the Plan in any respect, except that the following changes may not be made without stockholder approval: (i) the maximum number of shares available for Awards may not be increased (except upon stock splits and dividends, combinations and similar events), (ii) the requirements as to eligibility may not be materially modified, (iii) the benefits to Participants may not be materially increased,

(iv) the period during which Incentive Options may be granted or exercised may not be extended, and (v) the class of employees eligible to receive Incentive Options may not be modified.

SHARES SUBJECT TO THE INCENTIVE PLAN

     A total of 2,000,000 shares have been reserved for future Awards under the Incentive Plan. The amount of shares also is subject to adjustment in the event of stock splits, stock dividends, mergers or other changes in the Company's capitalization.

ELIGIBILITY FOR AWARDS

     Awards under the Incentive Plan may be granted only to employees of the Company and its subsidiaries. The Committee shall determine which employees are to be granted Awards under the Incentive Plan. Awards may be granted to a prospective employee, conditioned upon such person becoming an employee.

TERMS AND CONDITIONS OF AWARDS UNDER THE INCENTIVE PLAN

Generally

     Awards under the Incentive Plan may consist of any combination of one or more Incentive or Non-Qualified Options, Restricted Stock, SARs, Performance Awards, or Cash Awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards other than Options shall be paid in cash, shares of Common Stock, or a combination of cash and stock.

     The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred Awards at any time if a Participant (a) provides services for a competitor, (b) discloses confidential Company information, or (c) fails to disclose and convey to the Company any invention or idea developed by the Participant during employment by the Company and relating to the business of the Company. Unless otherwise described below for Options, or as may be provided in the Award Agreement, all unexpired, unpaid, unexercised or deferred Awards shall be canceled if a Participant ceases his or her employment with the Company and its subsidiaries, except for (a) retirement under a Company retirement plan, (b) retirement in the best interest of the Company (as determined by the Company's chief executive or other designated senior officer), or (c) termination of the Participant's employment upon his or her death or disability. Upon retirement under a Company retirement plan or termination in the best interests of the Company, the Committee may permit Awards to continue, and may accelerate exercisability and vesting. Upon the death or disability of a Participant, his or her estate or beneficiaries (or the Participant in the case of disability) may exercise or receive benefits under the Award until the original expiration date as provided in the Award (or within one year in the case of Options) and the Committee may in its discretion accelerate the vesting or terminate the restrictions to which the Award is subject.

     Upon any change in the nature or number of outstanding shares of Common Stock due to stock split, stock dividend, merger, reorganization or similar event, adjustments shall be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.

Stock Options

     Both Incentive and Non-Qualified Options may be granted pursuant to the Incentive Plan. Incentive Options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an Incentive Option is granted to a Participant who owns more than ten percent of the voting power of the Company (a "Significant Stockholder"), then the exercise price per share shall be not less than one hundred ten percent (110%) of fair market value on the date of grant. Fair market value equals the closing sales price of the Common Stock on the date of grant. The exercise price for Non-Qualified Options shall be determined by the Committee in its sole discretion on the date of grant, and may be less than fair market value. The maximum term of all Incentive Options granted under the Incentive Plan is ten years. (Incentive Options granted to Significant Stockholders have a maximum term of five years.)

The term of Non-Qualified Options may be set by the Committee in its discretion. No Options may be granted more than ten years from the date the Incentive Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable and may be exercised during a Participant's lifetime only by the Participant.

     At the time an Option is awarded, the Committee shall specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The permissible manner of payment for the purchase price upon exercise of the Option (such as cash, check, the transfer of previously owned, fully paid shares, or through a "cash-less" exercise) shall be set by the Committee in the particular Award Agreement or by general rules.

     A Participant who ceases to be an employee of the Company or its subsidiaries for any reason other than death, disability, normal retirement or termination for "cause," shall be permitted to exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A Participant who is terminated for "cause," as defined in the Incentive Plan, shall immediately lose all rights to exercise any Options. If a Participant terminates his or her employment after attaining age 65, all Options shall immediately vest, and the Participant may exercise all Options granted to him or her during the prescribed term of the Option. If a Participant dies, his or her estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If a Participant becomes permanently disabled, he or she may exercise an Option to the extent it was exercisable at the time of the onset of the disability or, if the Option vests periodically, to the extent it would have been exercisable as of the next vesting date. In the case of either death or disability, the Option must be exercised within twelve (12) months after the date of death or onset of disability, and prior to the original expiration date of the Option.

Restricted Stock

     The Committee may award shares of Common Stock (or grant an award denominated in units of Common Stock) on a restricted basis. The terms of a restricted stock Award, including the consideration, if any, to be paid by the Participant to acquire the stock and the restrictions placed upon such shares and the time or times or event or events upon which such restrictions will lapse, shall be determined by the Committee at the time the Award is made and shall be described in the Award Agreement. After the Restricted Stock is awarded, the Participant shall be a stockholder with respect to such stock, and shall have rights to vote and receive dividends with respect to such stock. Shares of Restricted Stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions. The Committee, in its discretion, may accelerate the date on which the restrictions lapse.

Stock Appreciation Rights

     The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. An SAR will permit the Participant to receive, upon exercise, cash or shares of Common Stock equal in value to the excess of the fair market value of a share of Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Common Stock then being exercised under the SAR. The base price shall be at least the fair market value of a share of Common Stock on the date of grant, unless a lower base price is approved by the Board of Directors. SARs shall become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant. An SAR may only be exercised by the Participant or, if applicable, by the Participant's personal representative.

Performance Awards

     The Committee may grant to Participants Performance Awards that are subject to conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited in the case of a Performance Award intended to qualify under Code sec. 162(m). If the Committee determines that a Performance Award should qualify as "performance-based compensation" for purposes of Code sec. 162(m), the Performance Award shall be contingent upon the achievement of objective pre-established performance goals and other terms set by the Committee.

Cash Awards

     The Committee may award cash payments under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the Award. A cash Award shall be subject to cancellation or forfeiture upon the terms set forth under "Generally," above.

FEDERAL INCOME TAX EFFECTS

     Under the Code, as presently in effect, the grant of an Option or SAR or the award of Restricted Stock under the Incentive Plan will not generate income to a Participant or a deduction to the Company.

     Upon exercise of a Non-Qualified Option or an SAR, the Participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the Option and the fair market value of the Company's Common Stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from the Company (less any exercise price, if applicable). The Company will be entitled to a tax deduction in the same amount as is recognized by the Participant and at the same time, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares at the time of exercise of the Option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.

     In the case of Incentive Options, the Participant recognizes no ordinary income on the date of grant or exercise. If the Participant holds the stock acquired through exercise of an Incentive Option for one year from the date of exercise and two years from the date of grant, the Participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the Incentive Option's exercise price and the sale price. If the stock is sold before the requisite holding period, the Participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. The Company generally will be allowed a business expense deduction only if, and to the extent, the Participant recognizes ordinary income.

     For Awards of Restricted Stock, the fair market value of the stock is not taxable to the Participant as ordinary income until the year the Participant's interest is freely transferable or no longer subject to a substantial risk of forfeiture. Section 83 of the Code, however, permits a Participant to elect to have the fair market value of the stock taxed as ordinary income in the year the Award is received. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant.

     Upon the grant of a Performance or Cash Award, the Participant will recognize ordinary income equal to the amount of the award, which amount will be includable in the Participant's taxable income in the year such Performance or Cash Award is paid. The Company will be entitled to a deduction in the same year equal to the amount of the Award.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE USFREIGHTWAYS CORPORATION LONG-TERM INCENTIVE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     William N. Weaver, Jr., a director, is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation. Sachnoff & Weaver, Ltd. has acted and continues to act as outside counsel to the Company with regard to certain matters and has received legal fees for services rendered in connection therewith.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John W. Puth, Morley Koffman, Robert P. Neuschel and William N. Weaver, Jr., none of whom are employees of the Company served on the Compensation Committee. Mr. Weaver served as Assistant Secretary of the Company in a non-employee capacity. There are no committee interlocks or insider (employee) participation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     By the selection of the Company's management, the accounting firm of KPMG Peat Marwick LLP, certified public accountants, has served and continues to serve the Company as its independent public accountants. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 1996, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that one report, covering one transaction involving the disposition of the Company's Common Stock, was inadvertently filed late by R. S. Owen, Vice President and Controller of the Company.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 28, 1996, as filed with the Commission, is available without charge to any stockholder upon written request to Christopher L. Ellis, Senior Vice President, Finance and Chief Financial Officer, USFreightways Corporation, 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018. The exhibits filed with the Form 10-K are not included; however, copies of such exhibits will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of stockholders must be received by the Company not later than November 18, 1997, at the Company's principal executive offices at 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                           For the Board of Directors

                                           RICHARD C. PAGANO
                                           Secretary

Rosemont, Illinois
March 24, 1997

                                                                      APPENDIX A

                                AMENDMENT TO THE
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     RESOLVED, that the Stock Option Plan for Non-Employee Directors (the Plan) be amended as follows:

          1. The first paragraph of Article II (Shares Subject to the Plan) shall be amended to read as follows:

             "The aggregate number of Shares as to which Options may be granted from time to time shall be Five Hundred Thousand (500,000) Shares."

          2. The first paragraph of Article III (Administration of the Plan) shall be amended to read as follows:

             "The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to:

                A. Interpret the provisions of the Plan or any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

                B. Determine the Eligible Directors to whom Options shall be granted;

                C. Determine the number of Shares for which an Option or Options shall be granted;

                D. Provide for the acceleration of the right to exercise an Option (or any portion thereof); and

                E. Specify the terms and conditions upon which Options may be granted.

             The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final."

          3. Article IV (Eligibility for Participation) shall be amended to read as follows:

          "Each Participant must be an Eligible Director of the Company at the time an Option is granted. Each Eligible Director shall be granted, at the later of the effective date of the Plan or the date such director becomes an Eligible Director, and at such other time or times as described in
     Article V, an Option to purchase Shares under the Plan. In addition to the formula-based Shares set forth in Article V, the Committee may at any time and from time to time grant one or more additional Options to one or more Eligible Directors ("Discretionary Options") and may designate the number of Shares to be subject to each Discretionary Option so granted, provided however that no grant of a Discretionary Option to purchase Shares shall permit unrestricted ownership of Shares by the Eligible Director for at least six (6) months from the date of grant of the Discretionary Option, unless the Committee determines that the grant of such Discretionary Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements under the Securities Exchange Act of 1934."

          4. The following sentence shall be added to Article V(B) (Number of Shares):

             "In addition to the foregoing, each Eligible Director may from time to time be granted by the Committee, in its discretion, a Discretionary Option."

          5. Article V(D) (Date of Exercise) shall be amended to add the following sentence:

             "Notwithstanding anything herein to the contrary, upon the authorization of the grant of a Discretionary Option, or at anytime thereafter, the Committee may prescribe the date or dates on which the Discretionary Option becomes exercisable, and may provide that the Discretionary Option become exercisable in installments over a period of years, or upon the attainment of stated goals."

          6. Paragraph F of Article V (Terms and Conditions of Options) shall be amended to read as follows:

             "1. In the event that a Participant shall cease to be a director of the Company for any reason other than death, Disability, or voluntary termination as a director of the Company on or after the attainment of his or her 65th birthday, his or her Option shall be exercisable, only to the extent that it was exercisable at the date he or she ceased to be a director and only until the first to occur of one (1) year after such date or until the date on which the Option otherwise expires according to its terms.

             2. In the event that a Participant shall cease to be a director of the Company because of death or Disability, his or her Option may be exercised in its entirety (notwithstanding the vesting schedule set forth in Paragraph D of this Article V or in any Option Agreement) within the originally prescribed term of the Option by the Participant or by any person or persons designated by the Participant as the executors or administrators of the Participant's estate, or by any person or persons who shall have acquired the Option directly from the Participant by his or her will or the applicable law of descent and distribution.

             3. In the event that a Participant shall cease to be a director of the Company because of voluntary termination as a director of the Company on or after the attainment of his or her 65th birthday and that Participant has served as a director of the Company for five (5) years or more, his or her Option may be exercised in its entirety (notwithstanding the vesting schedule set forth in Paragraph D of this Article V or in any Option Agreement) within the originally prescribed term of the Option by the Participant; provided that the Committee, in its sole discretion, approves the exercise of the Option in its entirety.

             4. In the event that a Participant shall cease to be a director of the Company because of voluntary termination as a director of the Company on or after the attainment of his or her 72nd birthday and that Participant has not served as a director of the Company for five (5) years, his or her Option shall be exercisable (notwithstanding the vesting schedule set forth in Paragraph D of this Article V or in any Option Agreement) within the originally prescribed term of the Option by the Participant, to the extent that (a) it was exercisable at the date he or she ceased to be a director and (b) if the Option was exercisable periodically, to the extent of any additional rights that would have become exercisable (had the Participant not voluntarily terminated as a director of the Company) during successive one year periods from the Participant's date of termination for each year the Participant served as a director of the Company."

                                                                      APPENDIX B

                           USFREIGHTWAYS CORPORATION
                            LONG-TERM INCENTIVE PLAN

1.  PURPOSE

     The USFreightways Corporation Long-Term Incentive Plan is adopted January 24, 1997. The Plan is designed to attract and retain selected employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

     The Awards may consist of:

        (a) Incentive Options;
        (b) Nonstatutory Options;
        (c) Restricted Stock;
        (d) Rights;
        (e) Performance Awards; or
        (f) Cash Awards

or any combination of the foregoing, as the Committee may determine.

     The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee. The Plan and the grant of Awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards hereunder shall be null and void ab initio.

2.  DEFINITIONS

     (a) AFFILIATE means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 422 of the Code, is a subsidiary of the Company, direct or indirect.

     (b) AWARD means the grant to any employee of any form of Option, Restricted Stock, Right, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     (c) AWARD AGREEMENT means an agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

     (d) BOARD means the Board of Directors of the Company.

     (e) CASH AWARD means an Award of cash, subject to the requirements of
Section 11 and such other restrictions as the Committee deems appropriate or desirable.

     (f) CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     (g) COMMITTEE means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

     (h) COMMON STOCK means the common stock of the Company.

     (i) COMPANY means USFreightways Corporation, a Delaware corporation, and any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     (j) DISABILITY OR DISABLED means a permanent and total disability as defined in Section 22(e)(3) of the Code.

     (k) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

     (l) FAIR MARKET VALUE means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation System for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

     (m) INCENTIVE OPTION means an Option that, when granted, is intended to be an "incentive stock option," as defined in Section 422 of the Code.

     (n) NONSTATUTORY OPTION means an Option that, when granted, is not intended to be an "incentive stock option," as defined in Section 422 of the Code.

     (o) NORMAL RETIREMENT means termination of a Participant's employment with the Company or one of its Affiliates after the Participant reaches the age of 65.

     (p) OPTION means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

     (q) PARTICIPANT means an employee to whom one or more Awards are granted under the Plan.

     (r) PERFORMANCE AWARD means an Award subject to the requirements of Section 10, and such performance conditions as the Committee deems appropriate or desirable.

     (s) PLAN means the USFreightways Corporation Long-Term Incentive Plan, as amended from time to time.

     (t) RESTRICTED Stock means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Section 8, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

     (u) RIGHT means a stock appreciation right delivered under the Plan, subject to the requirements of Section 9 and as awarded in accordance with the terms of the Plan.

     (v) SHARES means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights or units of Restricted Stock may be based: treasury or authorized but unissued Common Stock, $.01 par value, of the Company, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Section 17 of the Plan.

3.  SHARES SUBJECT TO THE PLAN

     The aggregate number of Shares as to which Awards may be granted from time to time shall be Two Million (2,000,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Section 17 hereof).

     In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one employee shall not exceed Two Hundred Thousand (200,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in
Section 17 hereof).

     From time to time, the Committee and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that expire or that are forfeited, terminated, unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

     Except as otherwise set forth herein, the aggregate number of Shares as to which Awards may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of the amendment.

4.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:

          (a) Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

          (b) Determine which employees of the Company or an Affiliate shall be designated as Participants and which of the employees shall be granted Awards;

          (c) Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

          (d) Determine the number of Shares for which an Option or Restricted Stock shall be granted;

          (e) Determine the number of Rights, the Cash Award or the Performance Award to be granted;

          (f) Provide for the acceleration of the right to exercise any Award;
     and

          (g) Specify the terms, conditions, and limitations upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of Section 422 of the Code.

     The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     The Committee shall have the authority at any time to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.

5. ELIGIBILITY FOR PARTICIPATION

     Awards may be granted under this Plan only to employees of the Company or its Affiliates. The foregoing notwithstanding, each Participant receiving an Incentive Option must be an employee of the Company or of an Affiliate at the time the Incentive Option is granted.

     The Committee may at any time and from time to time grant one or more Awards to one or more employees and may designate the number of Shares, if applicable, to be subject to each Award so granted, provided, however that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company, and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed Two Million Dollars ($2,000,000). To the extent that the Fair Market Value of such Shares exceeds Two Million Dollars ($2,000,000), the Shares subject to Option in excess of Two Million Dollars ($2,000,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.

     Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

6. AWARDS UNDER THIS PLAN

     As the Committee may determine, the following types of Awards may be granted under the Plan on a stand alone, combination, or tandem basis:

(A) INCENTIVE OPTION

     An Award in the form of an Option that shall comply with the requirements of Section 422 of the Code. Subject to adjustments in accordance with the provisions of Section 17, the aggregate number of Shares that may be subject to Incentive Options under the Plan shall not exceed Two Million (2,000,000).

(B) NONSTATUTORY OPTION

     An Award in the form of an Option that shall not be intended to comply with the requirements of Section 422 of the Code.

(C) RESTRICTED STOCK

     An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

(D) STOCK APPRECIATION RIGHT

     An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

(E) PERFORMANCE AWARDS

     An Award made to a Participant that is subject to performance conditions specified by the Committee, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

(F) CASH AWARDS

     An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

     Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

7.  TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS

     Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Section 7(a), no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:

(A) OPTION PRICE

     The purchase price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share of the Shares covered by each Nonstatutory Option shall be at such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option. In the case of an Incentive Option, if the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company, the Option price per share of the Shares covered by each Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

(B) NUMBER OF SHARES

     Each Option shall state the number of Shares to which it pertains.

(C) TERM OF OPTION

     Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Section 7(a) to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate.

(D) DATE OF EXERCISE

     Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Section 7(c), prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option become exercisable in installments over a period of years, or upon the attainment of stated goals.

(E) MEDIUM OF PAYMENT

     The Option price shall be payable upon the exercise of the Option, as set forth in Section 7(j). It shall be payable in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Section 4 of the Plan, or in the particular Award Agreement, provide.

(F) TERMINATION OF EMPLOYMENT

     (1) A Participant who ceases to be an employee of the Company or of an Affiliate for any reason other than death, Disability, Normal Retirement or termination "for cause," as defined in Section 7(f)(2), may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date of termination, or, if earlier, within the originally prescribed term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

     (2) A Participant who ceases to be an employee of the Company or of an Affiliate "for cause" shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall mean (A) a Participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant's perpetration or attempted perpetration of fraud, or a Participant's participation in a fraud or attempted fraud, on the Company or of an Affiliate or a Participant's unauthorized appropriation of, or a Participant's attempt to misappropriate, any tangible or intangible assets or property of the Company or of an Affiliate; (B) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or of an Affiliate; (C) a Participant's commission of a felony or any other crime the commission of which results in injury to the Company or of an Affiliate; or (D) any violation of any restriction on the disclosure or use of confidential information of the Company or of an Affiliate or on competition with the Company or of an Affiliate or any of its businesses as then conducted. The determination of the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company or the Affiliate.

     (3) A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

     (4) Section 7(f)(1) shall control and fix the rights of a Participant who ceases to be an employee of the Company or of an Affiliate for any reason other than Disability, death, Normal Retirement or termination "for cause," and who subsequently becomes Disabled or dies. Nothing in Section 7(g) and (h) shall be applicable in any such case.

(G) TOTAL AND PERMANENT DISABILITY

     A Participant, who ceases to be an employee of the Company or of an Affiliate by reason of Disability, may exercise any Option granted to such Participant (notwithstanding that the Participant might not have been able to exercise the Option as to some or all of the Shares if the Participant had not become Disabled) within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee, or, if earlier, within the originally prescribed term of the Option.

(H) DEATH

     In the event that a Participant to whom an Option has been granted ceases to be an employee of the Company or of an Affiliate by reason of such Participant's death, any Option granted to such Participant (notwithstanding that the Participant might not have been able to exercise the Option as to some or all of the Shares if the Participant had not died) may be exercised by the Participant's estate or personal representative within a period of not more than twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option.

(I) NORMAL RETIREMENT

     Except as otherwise mandated by Code Section 422, a Participant, who ceases to be an employee of the Company or of an Affiliate by reason of such Participant's Normal Retirement, may exercise any Option (notwithstanding that the Participant might not have been able to exercise the Option as to some or all of the Shares if the Participant had not terminated his or her employment because of Normal Retirement) within a period of not more than twelve (12) months after the date of Normal Retirement, or, if earlier, within the originally prescribed term of the Option.

(J) EXERCISE OF OPTION AND ISSUANCE OF STOCK

     Options shall be exercised by giving written notice to the Company. Such written notice shall: (1) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised,
(3) contain the warranty required by Section 7(n), if applicable, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation that requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable Shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

     If approved in advance by the Committee, payment in full or in part also may be made (1) by delivering Shares already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option price;
(2) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (3) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (4) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (5) by any combination of the foregoing.

(K) RIGHTS AS A STOCKHOLDER

     No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

(L) ASSIGNABILITY AND TRANSFERABILITY OF OPTION

     Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Section 7(l), or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

(M) OTHER PROVISIONS

     The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of
Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

(N) PURCHASE FOR INVESTMENT

     If Shares to be issued upon the particular exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments, and affirmations, if any, as the Committee may require. In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise.

        "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

        "The shares of stock represented by this certificate are subject to all of the terms and conditions of a certain Agreement dated as of
                    ,           , among the Company and certain of its
        stockholders. A copy of the Agreement is on file in the office of the Secretary of the Company. The Agreement provides, among other things, for restrictions upon the holder's right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreement."

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

8.  REQUIRED TERMS AND CONDITIONS OF RESTRICTED STOCK

     (a) The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration, if any, as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

     (b) If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, prior to six (6) months from the date of the Award. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award.

     (c) Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

     (d) Subject to the provisions of Section 8(b) and (e) hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

     (e) Restricted Stock or units of Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company's option, be resold to the Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock or units of Restricted Stock shall revert to the Company, if the Company so determines in accordance with
Section 13 or any other condition set forth in the Award

Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Section 12, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

     (f) The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

     (g) The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section or any Award Agreement in installments.

9.  REQUIRED TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

     (a) Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Section 9(b), provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

     (b) Upon exercise of a Right, which shall be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Section 14, and as soon as practicable, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

     (c) Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in
Section 9(a) to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company's obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Section 14.

     (d) A Right may be exercised only by the Participant (or, if applicable under Section 12, by a legatee or legatees of such Right, or by the Participant's executors, personal representatives, or distributees).

10.  PERFORMANCE AWARDS

     (a) A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as otherwise limited under Section 10(c) and (d), below, in the case of a Performance Award intended to qualify under Code Section 162(m).

     (b) Any Performance Award will be forfeited if the Company so determines in accordance with Section 13 or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Section 12, prior to the expiration of the time period over which the performance conditions are to be measured.

     (c) If the Committee determines that a Performance Award to be granted to an employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in Section 10(c).

     (1) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 10(c). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being "substantially uncertain." The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (2) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (A) total stockholder return; (B) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or the Nasdaq-U.S. Index; (C) net income; (D) pre-tax earnings; (E) EBITDA; (F) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (G) operating margin; (H) earnings per share; (I) return on equity; (J) return on capital; (K) return on investment; (L) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (M) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (N) working capital; and (O) total revenues. The foregoing business criteria also may be used in establishing performance goals for Cash Awards granted under
Section 11 hereof.

     (3) Compensation Limitation. No employee may receive a Performance Award in excess of $1 million for any three (3) year period.

     (d) Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for "performance-based compensation" under Code Section 162(m).

     (e) Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to Code Section 162(m).

11.  REQUIRED TERMS AND CONDITIONS OF CASH AWARDS

     (a) The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

     (b) Any Cash Award will be forfeited if Company so determines in accordance with Section 13 or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Section 12, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

     (c) The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

     (d) Any Cash Award, if not previously forfeited, shall be payable in accordance with Section 14 as soon as practicable after the restrictions lapse or the goals are attained.

     (e) The Committee may prescribe such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

12.  TERMINATION OF EMPLOYMENT

     Except as may otherwise be (A) provided in Section 7 for Options, (B) provided for under the Award Agreement, or (C) permitted pursuant to Sections 12(a) and (c) (subject to the limitations under the Code for Incentive Options), if the employment of a Participant terminates, all unexpired, unpaid, unexercised, or deferred Awards shall be canceled immediately.

     (a) Retirement under a Company or Affiliate Retirement Plan. When a Participant's employment terminates as a result of retirement as defined under a Company or Affiliate retirement plan but such retirement is not a Normal Retirement as defined under the Section 2(o) of the Plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

     (b) Resignation in the Best Interests of the Company or an Affiliate. When a Participant resigns from the Company or an Affiliate and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 13 or at such time as the Committee shall deem the continuation of all or any part of the Participant's Awards are not in the Company's or its Affiliate's best interests.

     (c) Death or Disability of a Participant

     (1) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the earlier of (A) the expiration date specified in the Award Agreement, or (B) the expiration date specified in
Section 7(h), within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries so designated by the Participant; (ii) to a legal representative of the Participant; or (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

     (2) In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Section 7(g), Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

     (3) After the death or Disability of a Participant, the Committee may in its sole discretion at any time (A) terminate restrictions in Award Agreements;
(B) accelerate any or all installments and rights; and/or (C) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

13.  CANCELLATION AND RESCISSION OF AWARDS

     Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

          (a) A Participant shall not breach any protective agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on terms of the protective agreement, if applicable, or on the Participant's position and responsibilities while employed by the Company or its Affiliates, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and other organization or business, the effect of the Participant's assuming the post-employment position on the Company's or its Affiliate's customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

          (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company's or Affiliate's business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after employment with the Company or its Affiliates.

          (c) A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

     Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Sections 13(a), (b) or (c). Failure to comply with the provisions of Sections 13(a), (b) or (c) prior to, or during the one (1) year period after, any exercise, payment, or delivery pursuant to an Award shall cause such exercise, payment, or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment, or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

14.  PAYMENT OF RESTRICTED STOCK, RIGHTS, PERFORMANCE
     AWARDS AND CASH AWARDS

     Payment of Restricted Stock, Rights, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

15.  WITHHOLDING

     Except as otherwise provided by the Committee,

     (a) The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

     (b) In the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

16.  SAVINGS CLAUSE

     This Plan is intended to comply in all respects with applicable law and regulations, including, (A) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (B) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code
Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

17.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

     In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split, combination of shares or dividends payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the Awards granted to, or available for, Participants shall be made in the manner and kind of Shares for the purchase of which Awards may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options. The foregoing notwithstanding, no such adjustment shall be made in an Incentive Option which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an Option as to cause it to be considered as the grant of a new Option.

     Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of a tender offer for the Company's Shares, the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or a sale of all or any portion of the Company's assets or capital stock. Alternatively, the Company may, in its sole discretion, cancel any or all Awards upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the value or appreciated value, whichever is applicable, of the Award, as determined in good faith by the Committee, at the close of business on the date of such event. The preceding two sentences of this Section 17 notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Award if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

     Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be cancelled immediately.

18.  DISSOLUTION OR LIQUIDATION OF THE COMPANY

     Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Section 17 is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

19.  TERMINATION OF THE PLAN

     The Plan shall terminate (10) years from the earlier of the date of its adoption by the Board or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (A) the date set forth in the Award Agreement, or (B) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

20.  AMENDMENT OF THE PLAN

     The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment that
(A) increases the numbers of Shares that may be granted under this Plan, other than as provided by Section 17, (B) materially modifies the requirements as to eligibility to participate in the Plan, (C) materially increases the benefits to Participants, (iv) extends the period during which Incentive Options may be granted or exercised, or (v) changes the designation of the class of employees eligible to receive Incentive Options, or otherwise causes the Incentive Options to no longer qualify as "incentive stock options" as defined in Section 422 of the Code, also shall be subject to the approval of the stockholders of the Company within one (1) year either before or after such adoption by the Board, subject to the requirements of Section 16 of the Plan.

21.  EMPLOYMENT RELATIONSHIP

     Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

22.  INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

23.  UNFUNDED PLAN

     Insofar as it provides for payments in cash in accordance with Section 14, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

24.  MITIGATION OF EXCISE TAX

     If any payment or right accruing to a Participant under this Plan (without the application of this Section 24), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under
Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

25.  EFFECTIVE DATE

     This Plan shall become effective upon adoption by the Board, provided that the Plan is approved by the stockholders of the Company before or at the Company's next annual meeting, but in no event shall stockholder approval be sought more than one (1) year after such adoption by the Board.

26.  GOVERNING LAW

     This Plan shall be governed by the laws of the State of Illinois and construed in accordance therewith.

     Adopted this 24th day of January, 1997.

                        PROXY/VOTING INSTRUCTION CARD
                          USFREIGHTWAYS CORPORATION
            9700 W. Higgins, Suite 570 - Rosemont, Illinois 60018

                                 COMMON STOCK

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 2, 1997.

The undersigned appoints J. Campbell Carruth and Christopher L. Ellis as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of USFreightways Corporation held of record by the undersigned on March 11, 1997, at the Annual Meeting of Stockholders to be held on May 2, 1997 or any adjournment thereof, and in their discretion, the Proxies are authorized to voted upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED, FOR APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND FOR APPROVAL OF THE USFREIGHTWAYS CORPORATION LONG-TERM INCENTIVE PLAN.

You are encouraged to specify your choices by marking the appropriate box on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.



                          USFREIGHTWAYS CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                             ]

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.
                                               FOR ALL
                                FOR  WITHHELD  EXCEPT                                                   FOR  AGAINST ABSTAIN
1.  ELECTION OF DIRECTORS       / /    / /      / /                       2.  Amendments to the         / /    / /     / /
                                                                              Stock Option Plan
    Nominees:                                         ------------------      for Non-Employee Directors
    Robert V. Delaney and Robert P. Neushel           Nominee Exception
                                                                                                        FOR  AGAINST ABSTAIN
                                                                          3.  Approval of the           / /    / /      / /
                                                                              USFreightways
                                                                              Corporation Long-Term
                                                                              Incentive Plan.


                                                                                This Proxy when properly executed will be voted
                                                                                in the manner directed herein by the undersigned
                                                                                stockholder(s).



                                                                                ------------------------------------------------
                                                                                                    Signature(s)

                                                                                ------------------------------------------------
                                                                                                    Signature(s)

                                                                                Dated:
                                                                                      ------------------------------------------
Note: Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
